POWER OF ATTORNEY

  Know All by These Presents, that I, Roger D. Van Beusekom, hereby make, constitute, and appoint Jerry P. Lehrman, John E. Nardecchia and Robert J. Vold or any of them acting alone, with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file with the Securities and Exchange Commission reports of my beneficial ownership of shares of common stock of Norstan, Inc., giving my said attorney full power and authority to do everything whatsoever necessary to be done in the premises as fully as I could do if personally present, and hereby ratify and confirm all that my said attorney or his substitute or substitutes shall lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of September, 2002.

Signature:  /s/  Roger D. Van Beusekom

Print Name:  Roger D. Van Beusekom



Subscribed and sworn to before me this 17th day of September, 2002.

Signature: /s/ Linda Alayne Cooksey

Linda Alayne Cooksey
Notary Public Minnesota
My Commission Expires Jan. 31, 2005